Calculation of Filing Fee Tables
S-3
BRANDYWINE REALTY TRUST
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares of Beneficial Interest, par value $.01 per share	457(o)
		Equity	Preferred Shares of Beneficial Interest, par value $.01 per share	457(o)
		Equity	Depositary Shares	457(o)
		Other	Subscription Rights	457(o)
		Other	Warrants	457(o)
		Other	Guarantees	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,500,000,000.00	0.0001381	$ 207,150.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,500,000,000.00		$ 207,150.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 207,150.00
Offering Note
[1]	(1) The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, depositary shares, subscription rights, and/or warrants to be issued by Brandywine Realty Trust and up to $1,200,000,000 of debt securities. The debt securities will be issued by Brandywine Operating Partnership, L.P. The guarantees will be issued by Brandywine Realty Trust. All other securities registered hereby will be issued by Brandywine Realty Trust. The securities covered by this Registration Statement may be offered and sold or otherwise distributed separately or together with any other securities covered by this Registration Statement. This Registration Statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as preferred shares distributable upon the termination of a deposit arrangement for depositary shares so offered, sold or distributed, and common shares issuable upon the exchange or conversion of preferred shares so offered, sold or distributed that are exchangeable for or convertible into common shares or upon the exercise of subscription rights or warrants so offered, sold or distributed. This Registration Statement also covers preferred shares, depositary shares, common shares and warrants that may be offered, sold or distributed under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the preferred shares, depositary shares, common shares and/or warrants. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of common shares, preferred shares, subscription rights or warrants. This Registration Statement also includes any securities issuable upon splits or similar transactions pursuant to Rule 416 under the Securities Act. This Registration Statement covers an indeterminate amount and number of common shares, preferred shares, depository shares, subscription rights and warrants, and the aggregate maximum offering price of common shares, preferred shares, depository shares, subscription rights and warrants issued pursuant to this Registration Statement will not exceed $300,000,000. This Registration Statement covers an indeterminate amount and number of debt securities, and the aggregate maximum offering price of debt securities issued pursuant to this Registration Statement will not exceed $1,200,000,000. (2) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The aggregate maximum offering price of common shares, preferred shares, depository shares, subscription rights and warrants issued pursuant to this Registration Statement will not exceed $300,000,000. The aggregate maximum offering price of debt securities issued pursuant to this Registration Statement will not exceed $1,200,000,000. (3) Debt securities issued by Brandywine Operating Partnership, L.P. will be accompanied by guarantees issued by Brandywine Realty Trust. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees do not trade separately.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A